UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2017

Indo Global Exchange(s) Pte, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-53438	48-1308991
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

320 Santana Drive, #C
Cloverdale, CA 95425

 (Address of principal executive offices) (Zip Code)

770-866-6250

(Registrant’s telephone number, including area code)

Menara Standard Chartered, Jl. Prof. Dr. Satrio 30 th Floor

Jakarta, Indonesia
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Section 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On 04/12/2017 The Material Definitive Agreement filed on 10/19/2016 for the period of 10/14/2016 was terminated as the Agreement failed to close within the designated 180 days period as described within the Agreement.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On 07/17/2017 John O’Shea resigned as the company’s President and CEO.

On 07/17/2017 Thomas K. Shea was appointed as the company’s President and CEO.

On 01/30/2018 Thomas K. Shea resigned as the company’s President and CEO.

On 01/30/2018 John O’Shea was appointed as the company’s President and CEO.

On 05/16/2019 John O’Shea resigned as the company’s President and CEO.

On 05/16/2019 Jason Black was appointed as the company’s President and CEO. Mr. Black is a Business Development Specialist operating primarily, but not exclusively, within the legal cannabis and hemp industries. Mr. Black is also President and CEO of Canamed4Pets, Inc. a Wyoming company publicly traded on the US Over-The-Counter (OTC) Market under symbol CNNA.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
17.1	Action by Written Consent of the Board of Directors

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Indo Global Exchange(s) Pte, Ltd.

Date: June 25, 2019	/s/ Jason Black
	By:	Jason Black, Chief Executive Officer

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